CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated January 9, 2004 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687) of AllianceBernstein Disciplined Value Fund, Inc.






                                    ERNST & YOUNG LLP


New York, New York
February 24, 2004